SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2004 (June 3, 2004)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

(314) 863-1100
(Registrant's telephone number)

Item 5.	Other Events

On June 3, 2004, the Company announced that it expects second quarter 2004 sales and earnings to be lower than previously expected. Second quarter earnings per share on a diluted basis is expected to be in the $0.37 to $0.39 range, down from its previous guidance of $0.44 to $0.48.

Item 7.	Financial Statements and Exhibits

(c) Exhibit

99 Press Release, dated June 3, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:   June 4, 2004